FLIR Systems Announces Third Quarter 2013 Financial Results

Revenue and EPS Consistent With Preliminary Results; Third Quarter Revenue Increases 8%

WILSONVILLE, OR -- (Marketwired - October 24, 2013) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the third quarter ended September 30, 2013. Revenue was $358.1 million, up 8% compared to third quarter 2012 revenue of $332.2 million. Operating income in the third quarter decreased by 14% to $63.5 million and net income decreased 17% to $46.5 million. Third quarter earnings per diluted share were $0.32, compared to $0.37 during the third quarter a year ago. Cash provided by operations in the third quarter was $52.5 million, compared to $46.4 million in the third quarter of 2012.

Revenue from FLIR's Commercial Systems division increased 17% from the third quarter of 2012, to $212.9 million. Within the Commercial Systems division, revenue from the Thermal Vision and Measurement segment was $177.1 million, an increase of 18% from the third quarter results last year, due to the addition of the Lorex and Traficon businesses. The Raymarine segment contributed $35.8 million of revenue during the third quarter, up 13% from the prior year, driven by successful new product introductions.

Revenue from FLIR's Government Systems division decreased 4% from the third quarter of 2012, to $145.2 million. Within the Government Systems division, revenue from the Surveillance segment was $103 million, a decrease of 11% from the third quarter of 2012, impacted negatively by weak book-and-ship order flow from the U.S. Government. Revenue from the Detection segment was $13.1 million, a decrease of 15% compared to the third quarter of 2012 as the business continues its strategy to reduce contract R&D activity. The Integrated Systems segment contributed $29.2 million of revenue during the third quarter, an increase of 48% from the prior year, due to deliveries under the MSC contract during the third quarter of 2013.

The Company's backlog of firm orders for delivery within the next twelve months was approximately $523 million as of September 30, 2013, a decrease of $5 million during the quarter and $42 million from a year ago. Backlog in the Government Systems division was $334 million, decreasing $5 million during the quarter and $58 million from the prior year. Backlog in the Commercial Systems division was $189 million, a decrease of $1 million during the quarter but an increase of $16 million over the prior year.

"Results for the third quarter were disappointing; however, with the exception of our OEM cores business, our Commercial Systems business grew mid-single digits with each of the major geographic regions showing growth for the first time in two years. We were also pleased with the performance of our recently acquired businesses, which delivered good growth and profitability for the quarter," noted Andy Teich, President and CEO of FLIR. "The weakness in order flow from U.S. Government-funded customers affected our book-and-ship business in the third quarter and, more importantly, the outlook for the fourth quarter. In addition to our strategic realignment plan, we have initiated changes to our cost structure to better operate under the assumption of a challenging domestic government procurement environment. We expect to see significant productivity and profitability gains from these actions in 2014 and beyond."

Revenue and Earnings Outlook for 2013
Based on financial results for the first nine months of 2013 and the outlook for the remainder of the year, FLIR now expects 2013 revenue to be in the range of $1.45 billion to $1.5 billion and net income, excluding restructuring charges associated with business realignment and cost reduction initiatives as well as executive retirement charges, to be in the range of $1.38 to $1.43 per diluted share. These estimates compare with management's prior outlook of revenue of $1.5 billion to $1.6 billion and net income of $1.56 to $1.66 per diluted share.

Dividend Declaration
FLIR's Board of Directors has declared a quarterly cash dividend of $0.09 per share on FLIR common stock, payable December 6, 2013, to shareholders of record as of close of business on November 18, 2013.

Conference Call
FLIR has scheduled a conference call at 8:00 a.m. ET (5:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call may be accessed online from the Events & Presentations section at www.FLIR.com/investor. A replay will be available after 11:00 a.m. ET (8:00 a.m. PT) at this same internet address. Summary third quarter and historical financial data can be accessed online soon after the release of the third quarter results from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection. Visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2013" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the ability to develop new products in an efficient and timely manner, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or Internet service providers.

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2013         2012         2013         2012
                         -----------  -----------  -----------  -----------

Revenue                  $   358,141  $   332,230  $ 1,096,053  $ 1,018,973
Cost of goods sold           185,251      158,877      549,134      492,865
                         -----------  -----------  -----------  -----------
    Gross profit             172,890      173,353      546,919      526,108

Operating expenses:
  Research and
   development                32,986       29,593      109,271      103,674
  Selling, general and
   administrative             76,365       69,523      234,706      219,181
                         -----------  -----------  -----------  -----------
    Total operating
     expenses                109,351       99,116      343,977      322,855

    Earnings from
     operations               63,539       74,237      202,942      203,253

Interest expense               3,696        3,096       10,361        8,930
Interest income                 (256)        (268)        (721)      (1,073)
Other expense (income),
 net                              53        2,175         (536)       1,190
                         -----------  -----------  -----------  -----------

    Earnings from
     continuing
     operations before
     income taxes             60,046       69,234      193,838      194,206

Income tax provision          13,560       13,285       45,558       47,027
                         -----------  -----------  -----------  -----------

    Earnings from
     continuing
     operations               46,486       55,949      148,280      147,179

Loss from discontinued
 operations, net of tax            -          (44)           -       (2,042)
                         -----------  -----------  -----------  -----------

    Net earnings         $    46,486  $    55,905  $   148,280  $   145,137
                         ===========  ===========  ===========  ===========

Basic earnings per
 share:
  Earnings from
   continuing operations $      0.33  $      0.37  $      1.04  $      0.96
  Discontinued
   operations                      -        (0.00)           -        (0.01)
                         -----------  -----------  -----------  -----------
    Basic earnings per
     share               $      0.33  $      0.37  $      1.04  $      0.95
                         ===========  ===========  ===========  ===========

Diluted earnings per
 share:
  Earnings from
   continuing operations $      0.32  $      0.37  $      1.02  $      0.95
  Discontinued
   operations                      -        (0.00)           -        (0.01)
                         -----------  -----------  -----------  -----------
    Diluted earnings per
     share               $      0.32  $      0.37  $      1.02  $      0.94
                         ===========  ===========  ===========  ===========

Weighted average shares
 outstanding:
  Basic                      141,863      150,878      142,849      152,820
                         ===========  ===========  ===========  ===========
  Diluted                    144,231      152,327      144,831      154,758
                         ===========  ===========  ===========  ===========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                 September 30,  December 31,
                                                      2013          2012
                                                 ------------- -------------
                                                                     As
                     ASSETS                                     Adjusted(1)

Current assets:
  Cash and cash equivalents                      $     492,199 $     321,739
  Accounts receivable, net                             281,611       335,163
  Inventories                                          376,033       381,378
  Prepaid expenses and other current assets             98,001        96,006
  Deferred income taxes, net                            31,659        30,960
                                                 ------------- -------------
    Total current assets                             1,279,503     1,165,246

Property and equipment, net                            229,844       211,615
Deferred income taxes, net                              32,235        32,223
Goodwill                                               567,611       562,586
Intangible assets, net                                 157,489       175,823
Other assets                                            59,194        41,442
                                                 ------------- -------------
                                                 $   2,325,876 $   2,188,935
                                                 ============= =============

      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $      93,861 $      94,156
  Deferred revenue                                      30,308        29,465
  Accrued payroll and related liabilities               39,139        41,506
  Accrued expenses                                      41,977        32,772
  Other current liabilities                             31,528        31,725
  Accrued income taxes                                       -        11,943
  Current portion long-term debt                        15,000             -
                                                 ------------- -------------
    Total current liabilities                          251,813       241,567

Long-term debt                                         376,163       248,319
Deferred income taxes                                   18,828        17,351
Accrued income taxes                                    22,410        22,812
Pension and other long-term liabilities                 50,151        58,985

Commitments and contingencies

Shareholders' equity                                 1,606,511     1,599,901
                                                 ------------- -------------
                                                 $   2,325,876 $   2,188,935
                                                 ============= =============

(1) Amounts have been adjusted for the reclassification of goodwill and intangible assets related to business acquisitions made in December 2012.

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2013         2012         2013         2012
                         -----------  -----------  -----------  -----------
                                           As                        As
                                      Adjusted(1)               Adjusted(1)
Cash flows from
 operating activities:
  Net earnings           $    46,486  $    55,905  $   148,280  $   145,137
  Income items not
   affecting cash:
    Depreciation and
     amortization             14,876       14,843       44,978       44,859
    Deferred income
     taxes                       (64)         504          (38)         599
    Stock-based
     compensation
     arrangements              7,347        6,598       20,673       19,997
  Other non-cash items         2,061          507        1,485       (1,864)
  Changes in operating
   assets and
   liabilities, net of
   acquisitions              (18,178)     (31,917)      34,413      (36,057)
                         -----------  -----------  -----------  -----------
Cash provided by
 operating activities         52,528       46,440      249,791      172,671
                         -----------  -----------  -----------  -----------

Cash flows from
 investing activities:
  Additions to property
   and equipment, net        (13,706)     (12,759)     (36,997)     (39,188)
  Business acquisitions,
   net of cash acquired      (14,908)           -      (20,073)           -
  Other investments                -            -            -       (3,000)
                         -----------  -----------  -----------  -----------
Cash used by investing
 activities                  (28,614)     (12,759)     (57,070)     (42,188)
                         -----------  -----------  -----------  -----------

Cash flows from
 financing activities:
  Proceeds from long
   term debt                       -            -      150,000            -
  Repayments of long
   term debt                  (3,750)           -       (7,500)           -
  Repurchase of common
   stock                     (16,219)     (38,809)    (133,049)    (129,010)
  Dividends paid             (12,786)     (10,537)     (38,695)     (32,020)
  Proceeds from shares
   issued pursuant to
   stock- based
   compensation plans          2,067        1,462        5,953        7,117
  Excess tax benefit of
   stock options
   exercised                     459          679          928        1,231
  Other financing
   activities                   (306)           2       (1,273)        (139)
                         -----------  -----------  -----------  -----------
Cash provided (used) by
 financing activities        (30,535)     (47,203)     (23,636)    (152,821)
                         -----------  -----------  -----------  -----------

Effect of exchange rate
 changes on cash               6,387        8,240        1,375        5,981
                         -----------  -----------  -----------  -----------

Net increase (decrease)
 in cash and cash
 equivalents                    (234)      (5,282)     170,460      (16,357)
Cash and cash
 equivalents, beginning
 of period                   492,433      429,771      321,739      440,846
                         -----------  -----------  -----------  -----------
Cash and cash
 equivalents, end of
 period                  $   492,199  $   424,489  $   492,199  $   424,489
                         ===========  ===========  ===========  ===========

(1) Amounts have been adjusted to conform to the presentation as of
September 30, 2013.

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                            Three Months Ended         Nine Months Ended
                               September 30,             September 30,
                         ------------------------  ------------------------
                             2013         2012         2013         2012
                         -----------  -----------  -----------  -----------
REVENUE - EXTERNAL
 CUSTOMERS
Thermal Vision and
 Measurement             $   177,101  $   149,540  $   519,452  $   447,922
Raymarine                     35,800       31,659      127,087      125,443
Surveillance                 102,966      115,915      331,824      350,005
Detection                     13,103       15,401       40,016       50,467
Integrated Systems            29,171       19,715       77,674       45,136
                         -----------  -----------  -----------  -----------
                         $   358,141  $   332,230  $ 1,096,053  $ 1,018,973
                         ===========  ===========  ===========  ===========

EARNINGS (LOSS) FROM
 OPERATIONS
Thermal Vision and
 Measurement             $    43,744  $    42,916  $   125,509  $   109,651
Raymarine                      2,050          374       14,345        9,944
Surveillance                  30,535       39,243      100,835      114,965
Detection                      1,354        1,131        3,265          801
Integrated Systems               (97)       1,333          112        1,267
Other                        (14,047)     (10,760)     (41,124)     (33,375)
                         -----------  -----------  -----------  -----------
                         $    63,539  $    74,237  $   202,942  $   203,253
                         ===========  ===========  ===========  ===========

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com